Zion Oil & Gas

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TO REQUEST A PROSPECTUS OR OTHER INFORMATION BY MAIL

You may request that we mail you one or more of the following items:

  Prospectus for the offering of common shares
  John Brown's Vision Statement
  2005 Project Description
  Biblical Treasure Hunt
  2006 DVD

Please make sure to specify whether you want the information sent by email or postal mail.

If you know that you are in our database you can enter your name and address and fill in the information request box to list the items you would like sent in our update contact form.

If you are not in our database you can fill out your name, address and the rest of the boxes in our information request form and list the items you would like sent.

You can call Ashley Chatman at 469-916-2993 to request a copy over the phone.

You can call our automated information line at 888-891-9466 and leave your name, address and a request for the items you would like mailed to you.

You can email your list of items requested to our IPO project assistant asking her to send you the information:

  via email
  via US Postal service

Return to IPO Main Page

NOTICE: Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Zion Oil & Gas has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter will arrange to send you the prospectus if you request it by clicking here.

The information on this web page shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration, qualification or exemption under the securities laws of any such state.

* NOTICE: Any subscription to purchase shares may be withdrawn or revoked without obligation or commitment of any kind, at any time prior to notice of its acceptance.

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